EXHIBIT 11

                   COVANTA ENERGY CORPORATION AND SUBSIDIARIES

     DETAILS OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK


                                                                FOR THE THREE MONTHS ENDED JUNE 30,
                                           ------------------------------------------------------------------------------
                                                               2001                                     2000
                                           ------------------------------------------------------------------------------
                                             Income       Shares      Per-Share        Income        Shares     Per-Share
                                           (Numerator) (Denominator)   Amount         (Numerator) (Denominator)   Amount
                                           ----------- -------------   ------         ----------- -------------   ------
                                                                 (In Thousands, Except Per Share Amounts)

Income (loss) from continuing operations    $ 14,458                                   $(10,414)
Less: preferred stock dividend                    16                                         17
                                            --------                                   --------
Basic Earnings (Loss) Per Share               14,442        49,665     $ 0.29           (10,431)       49,534     $(0.21)
                                                                        -----                                      -----
Effect of Dilutive Securities:
Stock options                                                  300                                         (A)

Restricted stock                                               121                                         (A)

Convertible preferred stock                       16           211                                         (A)

6% convertible debentures                                       (A)                                        (A)

5 3/4% convertible debentures                                   (A)                                        (A)
                                            ----------------------                     ----------------------
Diluted Earnings (Loss) Per Share           $ 14,458        50,297     $ 0.29          $(10,431)       49,534    $ (0.21)
                                            ---------------------------------          ---------------------------------
(A) Antidulitive




Note:
Basic earnings per common share was computed by dividing net income (loss), reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, restricted stock and stock options converted or exercised during each period or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends.

                                   EXHIBIT 11

                   COVANTA ENERGY CORPORATION AND SUBSIDIARIES

     DETAILS OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK


                                                                 FOR THE SIX MONTHS ENDED JUNE 30,
                                           ------------------------------------------------------------------------------
                                                               2001                                     2000
                                           ------------------------------------------------------------------------------
                                             Income       Shares      Per-Share        Income        Shares     Per-Share
                                           (Numerator) (Denominator)   Amount         (Numerator) (Denominator)   Amount
                                           ----------- -------------   ------         ----------- -------------   ------
                                                                 (In Thousands, Except Per Share Amounts)
Income (loss) from continuing operations    $ 23,873                                   $(14,588)
Less: preferred stock dividend                    33                                         34
                                            --------                                   --------
Basic Earnings (Loss) Per Share               23,840        49,637     $ 0.48           (14,622)       49,515     $(0.30)
                                                                        -----                                      -----
Effect of Dilutive Securities:
Stock options                                                  254                                        (A)

Restricted stock                                               105                                        (A)

Convertible preferred stock                       33           212                                        (A)

6% convertible debentures                                      (A)                                        (A)

5 3/4% convertible debentures                                  (A)                                        (A)
                                            ----------------------                     ----------------------
Diluted Earnings (Loss) Per Share           $ 23,873        50,208     $ 0.48          $(14,622)       49,515    $ (0.30)
                                            ---------------------------------          ---------------------------------
(A) Antidulitive




Note:
Basic earnings per common share was computed by dividing net income (loss), reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, restricted stock and stock options converted or exercised during each period or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends.